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                                                                      Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                  Set forth below is a listing of all of the existing subsidiaries of the Registrant. The Registrant owns 100% of the stock of each of the subsidiaries listed below.

SUBSIDIARIES                                                         STATE OR NATION OF INCORPORATION
------------                                                         --------------------------------
NABI Foreign Sales, Ltd.........................................................Barbados, West Indies

BioMune Corporation.............................................................Delaware

NABI Finance, Inc...............................................................Delaware

Nabi BioMedical GmbH............................................................Germany

NabiMed, Ltd...................................................................Delaware






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